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                                                                      Exhibit 12
                      E. I. DU PONT DE NEMOURS AND COMPANY

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                                                                  Years Ended December 31
                                                             -------------------------------------------------------------------
                                                              2000           1999           1998           1997           1996
                                                             -------        -------        -------        -------        -------
Income from Continuing Operations Before
   Extraordinary Item ...................................     $2,314           $219         $1,648         $1,432         $2,931
Provision for Income Taxes ..............................      1,072          1,410            941          1,354          1,416
Minority Interests in Earnings of Consolidated
   Subsidiaries .........................................         61             61             24             43             40
Adjustment for Companies Accounted for
   by the Equity Method .................................       (109)            33            (39)           936 (a)         82
Capitalized Interest ....................................        (69)          (107)          (120)           (80)           (70)
Amortization of Capitalized Interest ....................         65             88 (b)         65 (b)         82 (b)        127 (b)
                                                             -------        -------        -------        -------        -------

                                                               3,334          1,704          2,519          3,767          4,526
                                                             -------        -------        -------        -------        -------

Fixed Charges:
   Interest and Debt Expense - Continuing
      Operations ........................................        810            535            520            389            409
   Interest and Debt Expense - Discontinued
      Operations(c) .....................................          -            180            304            252            304
   Capitalized Interest - Continuing Operations .........         69            107            120             80             70
   Capitalized Interest - Discontinued
      Operations(c) .....................................          -              3             78             90             73
   Rental Expense Representative of Interest
      Factor ............................................         70             66             71             83             80
                                                             -------        -------        -------        -------        -------

                                                                 949            891          1,093            894            936
                                                             -------        -------        -------        -------        -------

Total Adjusted Earnings Available for Payment
   of Fixed Charges .....................................     $4,283         $2,595         $3,612         $4,661         $5,462
                                                             =======        =======        =======        =======        =======

Number of Times Fixed Charges are Earned ................        4.5            2.9            3.3            5.2            5.8
                                                             =======        =======        =======        =======        =======

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(a)  Includes write-off of Purchased In-Process Research and Development associated with acquisition of 20% interest in Pioneer Hi-Bred International, Inc.
(b) Includes write-off of capitalized interest associated with divested businesses.
(c)  Divestiture of Conoco Inc. was completed August 6, 1999.